Exhibit 10.27

FIRST AMENDMENT TO LEASE

I.	PARTIES AND DATE.

This First Amendment to Lease (the “Amendment”) dated February 21, 2007 (the “Effective Date”), is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, formerly The Irvine Company, a Delaware corporation (“Landlord”), and KELLEY BLUE BOOK CO., INC., a California corporation (“Tenant”).

II.	RECITALS.

On September 29, 2004, Landlord and Tenant entered into a lease (“Lease”) for space in a building located at 195 Technology Drive, Irvine, California (the “195 Technology Premises”).

Landlord and Tenant each desire to modify the Lease to add approximately 40,875 rentable square feet of space in a building located at 217 Technology Drive and more particularly described on EXHIBIT A attached to this Amendment (the “217 Technology Premises”), to extend the Term of the Lease as to the 195 Technology Premises, to adjust the Basic Rent and to make such other modifications as are set forth in “III. MODIFICATIONS” next below.

III.	MODIFICATIONS.

A. Premises. From and after the “Commencement Date for the 217 Technology Premises” (as hereinafter defined), the 195 Technology Premises together with the 217 Technology Premises shall collectively constitute the “Premises” under the Lease.

B. Building/Project. All references to the “Building” in the Lease shall be amended to refer to the two (2) buildings located at 195 Technology Drive (the “195 Technology Building”) and at 217 Technology Drive (the “217 Technology Building”), Irvine, California, either collectively or individually as the context may reasonably require. The 217 Technology Building is a portion of the project described on Exhibit Y attached to this Amendment, and all references to the “Project” in the Lease shall be amended to refer to the project described on “Exhibit Y” attached to the Lease (of which the 195 Technology Building is a part) and to the project described on Exhibit Y attached to this Amendment, either collectively or individually as the context may reasonably require.

C. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1. Effective as of the Commencement Date for the 217 Technology Premises, Item 1 shall be deleted in its entirety and substituted therefor shall be the following:

“1. Premises: All of the “Floor Area” in the 195 Technology Building and a portion of the “Floor Area” in the 217 Technology Building, as more particularly described in Section 2.1.

Address of Buildings: 195 Technology Drive, Irvine, CA

    217 Technology Drive, Irvine, CA”

2. Item 4 is hereby amended by adding the following:

“Commencement Date for the 217 Technology Premises” shall mean that date which is the earlier of (a) the date the “Tenant Improvements” for the 217 Technology Premises (as defined in the Work Letter attached as Exhibit X to this Amendment) are substantially completed but for minor punch list matters and any required temporary or final occupancy permit has been issued by the City of Irvine, and the 217 Technology Premises, as so improved, are tendered to Tenant, or (b) the date Tenant shall commence its regular business operations (other than construction or installation of equipment, furniture, fixtures or network and telecommunications cabling) in the 217 Technology Premises. Prior to Tenant’s taking possession of the 217 Technology Premises, the parties shall memorialize on a form provided by Landlord the actual Commencement Date for the 217 Technology Premises, provided that Tenant’s failure to execute that form shall not affect the validity of Landlord’s determination of said date.”

3. Item 5 is hereby deleted in its entirety and substituted therefor shall be the following:

“The Term of this Lease shall expire on that date which is sixty (60) months from and after the Commencement Date for the 217 Technology Premises, plus such additional days as may be required to cause this Lease to terminate on the final day of the calendar month.”

4. Item 6 is hereby amended by adding the following:

“Basic Rent for the 217 Technology Premises:

Commencing on the Commencement Date for the 217 Technology Premises, the Basic Rent for the 217 Technology Premises shall be Fifty Four Thousand Three Hundred Sixty-Four Dollars ($54,364.00) per month, based on $1.33 per rentable square foot.

Commencing twelve (12) months following the Commencement Date for the 217 Technology Premises, the Basic Rent for the 217 Technology Premises shall be Fifty Eight Thousand Four Hundred Fifty-One Dollars ($58,451.00) per month, based on $1.43 per rentable square foot.

Commencing twenty-four (24) months following the Commencement Date for the 217 Technology Premises, the Basic Rent for the 217 Technology Premises shall be Sixty Two Thousand Five Hundred Thirty-Nine Dollars ($62,539.00) per month, based on $1.53 per rentable square foot.

Commencing thirty-six (36) months following the Commencement Date for the 217 Technology Premises, the Basic Rent for the 217 Technology Premises shall be Sixty Six Thousand Six Hundred Twenty-Six Dollars ($66,626.00) per month, based on $1.63 per rentable square foot.

Commencing forty-eight (48) months following the Commencement Date for the 217 Technology Premises, the Basic Rent for the 217 Technology Premises shall be Seventy Thousand Seven Hundred Fourteen Dollars ($70,714.00) per month, based on $1.73 per rentable square foot.

Basic Rent for the 195 Technology Premises:

Commencing on March 1, 2010, the Basic Rent for the 195 Technology Premises shall be Seventy One Thousand Four Hundred Eighty-One Dollars ($71,481.00) per month, based on $ 1.50 per rentable square foot.”

5. Effective as of the Commencement Date for the 217 Technology Premises, Item 8 shall be deleted in its entirety and substituted therefor shall be the following:

“8. Floor Area of Premises: Approximately 88,529 rentable square feet, comprised of the following:

195 Technology Premises—approximately 47,654 rentable square feet

217 Technology Premises—approximately 40,875 rentable square feet”

6. Item 9 is hereby deleted in its entirety and substituted therefor shall be the following:

“9. Security Deposit: $128,489.00”

7. Effective as of the Commencement Date for the 217 Technology Premises, Item 14 shall be deleted in its entirety and substituted therefor shall be the following:

“14. Vehicle Parking Spaces: Three Hundred Twenty-Three (323)”

D. Leased Premises. Tenant acknowledges that, for several reasons (including, without limitation, Landlord’s future financing or sale of one or both of the 195 Technology Building and the 217 Technology Building, in which the Premises are located), it may be desirable or necessary for Landlord to cause the leasing of the 195 Technology Premises and of the 217 Technology Premises to be separated into two (2) leases. In connection therewith, Tenant agrees that, at the election of Landlord, Landlord may cause the 195 Technology Premises and the 217 Technology Premises to be separated into two (2) leases, and Tenant shall promptly execute and deliver all commercially reasonable instruments as may be required from time to time be prepared by Landlord to evidence such separation; provided, however, that the separation of the 195 Technology Premises and the 217 Technology Premises into two (2) leases shall not result in a material impairment of Tenant’s economic benefits, nor a material increase in the obligations or liabilities of Tenant, under the Lease.

E. Right of First Refusal. During the Term, Tenant shall have the on-going right (“First Right”) to lease approximately 13,438 rentable square feet of contiguous space in the 217 Technology Building shown on Exhibit A attached hereto (the “First Right Space”), all in accordance with and subject to the provisions of this Section III.E. At any time following receipt of by Landlord of a bona fide letter of intent, request for proposal or other written expression of interest to lease or a portion of the First Right Space to a third party, Landlord shall give Tenant written notice (the “Landlord’s Notice”) of the basic economic terms including, without limitation, the basic rent, term, operating expenses, parking rights, security deposit and tenant improvement allowance, if any (collectively, the “Economic Terms”), upon which Landlord is willing to lease such particular First Right Space to Tenant or to a third party; provided that the Economic Terms shall exclude brokerage commissions and other Landlord payments that do not directly inure to the tenant’s benefit. It is understood and agreed that should Landlord intend to lease other space in addition to the First Right Space as part of a single transaction, then Landlord’s Notice shall so provide and all such space shall collectively be subject to the following provisions. Within eight (8) business days after delivery of Landlord’s Notice, Tenant must give Landlord written notice pursuant to which Tenant shall elect to (i) lease all, but not less than all, of the First Right Space specified in Landlord’s Notice (the “Designated Space”) upon such Economic Terms and the same non-Economic Terms as set forth in this Lease; or (ii) decline to so lease the Designated Space. In the event that Tenant does not so respond in writing to Landlord’s Notice within said eight (8) business day period, Tenant shall be deemed to have elected clause (ii) above. Should Tenant elect (or be deemed to have elected) to decline to lease the Designated Space pursuant to clause (ii) above, Landlord may lease said Designated Space to any third party tenant, provided that in the event that such lease shall contain Economic Terms which are “substantially more favorable” (as hereinafter defined) to said third party tenant than the Economic Terms contained in the Landlord’s Notice, or in the event that more than one hundred fifty (150) days shall have elapsed from the date of Landlord’s Notice without Landlord having executed a lease of said Designated Space with a third party tenant, then Landlord shall repeat the procedures contained in this Section III.E in favor of Tenant. As used herein, “substantially more favorable” shall mean that any of the Economic Terms in said lease shall be more than ten percent (10%) more favorable than the applicable Economic Terms contained in the Landlord’s Notice. Should Tenant elect to lease the Designated Space pursuant to clause (i) above, then Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease consistent with the foregoing, and Tenant shall execute and return same to Landlord within ten (10) business days. Tenant’s failure to timely return the amendment shall entitle Landlord, at its election, to specifically enforce Tenant’s commitment to lease the Designated Space, to terminate Tenant’s First Right hereunder and lease such space to any third party, and/or to pursue any other available legal remedy. Tenant shall not have the right to exercise its First Right if, as of the date of the attempted exercise of any First Right as of the date of the commencement of Tenant’s lease of any of the “First Right Space” pursuant hereto, (A) an Event of Default exists under any provision of the Lease, or (B) Tenant is not occupying the entire Premises or Tenant has assigned or sublet any of its interest in the Lease (other than to a transferee pursuant to a “Permitted Transfer” as defined in Section 9.4 of the Lease). Notwithstanding anything to the contrary contained in this Section III.E, Tenant’s First Right shall be subject and subordinate to, and shall not be applicable to, any lease by Landlord of the First Right Space to the existing tenant(s) thereof, including without limitation, the successors-in-interest to said existing tenant(s) and its assignees. Tenant’s rights under this Section III.E shall belong solely to Kelley Blue Book Co., Inc., a California corporation, and any attempted assignment or transfer of such rights (other than to a transferee pursuant to a “Permitted Transfer” as defined in Section 9.4 of the Lease) shall be void and of no force or effect.

F. Landlord’s Responsibilities. Landlord’s obligations under Section 2.4(a) of the Lease shall be binding on Landlord as to both the 217 Technology Premises and the 195 Technology Premises during the Term of the Lease as extended by this Amendment. Landlord’s warranty obligations contained in the first paragraph of Section 2.4(b) of the Lease shall be binding on Landlord, in accordance with the terms and conditions therein provided, as to the 217 Technology Premises for the eight (8) month period from and after the Commencement Date for the 217 Technology Premises.

G. Right to Extend the Lease. The provisions of Section 3.3 of the Lease entitled “Right to Extend this Lease” shall remain in full force and effect and exercisable by Tenant during the Term of the Lease as extended by this Amendment, as to the Premises in its entirety.

H. Tenant’s Share. Section 4.2(a) of the Lease is hereby amended to provide that, in addition to the Tenant’s Share of the Operating Expenses for the 195 Technology Premises as provided in said Section 4.2(a), Tenant shall also pay to Landlord Tenant’s Share of all Operating Expenses for the 217 Technology Premises, which shall be determined by multiplying that portion of any Operating Expense by a fraction, the numerator of which is the Floor Area of the 217 Technology Premises and the denominator of which is the total rentable square footage, as determined from time to time by Landlord, of (i) the 217 Technology Building, for expenses determined by Landlord to benefit or relate substantially to the 217 Technology Building rather than the entire Project, and (ii) all or some of the buildings in the Project, for expenses determined by Landlord to benefit or relate substantially to all or some of the buildings in the Project (including the 217 Technology Building) rather than any specific building. Notwithstanding anything to the contrary contained in Section 4.2 of the Lease or in this Amendment, in no event shall Tenant’s Share of the Operating Expenses for the 217 Technology Premises exceed the product of $.35 multiplied by the Floor Area of the 217 Technology Premises for any month of the Expense Recovery Period ending June 30, 2007.

I. Security Deposit.

(i) Concurrently with Tenant’s delivery of this Amendment, Tenant shall deliver the sum of Seventy Seven Thousand Seven Hundred Eighty-Five Dollars ($77,785.00) to Landlord, which sum shall be added to the Security Deposit presently being held by Landlord in accordance with Section 4.3 of the Lease; provided that in the event this Amendment is rightfully cancelled or terminated by either party prior to the Commencement Date for the 217 Technology Premises, Landlord shall promptly return the sum of Seventy Seven Thousand Seven Hundred Eighty-Five Dollars ($77,785.00) to Tenant.

(ii) Section 4.3 of the Lease is hereby amended to provide that, upon an Event of Default by Tenant (as defined in Section 14.1 of the Lease), Landlord may, in its sole and absolute discretion and notwithstanding any contrary provision of California Civil Code Section 1950.7, additionally retain, use or apply the whole or any part of the Security Deposit to pay amounts estimated by Landlord as the amount due Landlord for prospective rent and for damages pursuant to Section 14.2 (a)(i) of the Lease and/or California Civil Code Section 1951.2.

J. Signage. The first sentence of Section 5.2 of the Lease is hereby deleted in its entirety and substituted therefor shall be the following:

“Provided Tenant (or any transferee pursuant to a Permitted Transfer) continues to occupy the entire Premises, Tenant shall have the non-exclusive right to one (1) exterior “building top” sign and one (1) exterior “eye-brow” level sign on each of the 195 Technology Building and the 217 Technology Building, subject to Landlord’s right of prior approval that such exterior signage is in compliance with the Signage Criteria (defined below). The location of the signage on the 195 Technology Building is shown on Exhibit Y attached to the Lease.”

K. “After Hours” HVAC. The parties confirm and agree that the “reasonable charge” as used in Section 6.1 of the Lease for Tenant’s “after hours” usage of each HVAC servicing the Premises shall mean the following charges: (i) $1.00 per hour for each hour of “after hours” use of each HVAC unit serving the 195 Technology Premises (except for the “Server Unit(s)” [as hereinafter defined] for which there shall be no charge), and (ii) $1.00 per each hour of “after hours” use of each HVAC unit of 1-5 tons serving the 217 Technology Premises, and $5.00 per each hour of “after hours” use of each HVAC unit of greater than 5 tons serving the 217 Technology Premises (except for the “Server Unit(s)” for which there shall be no charge).

L. HVAC Repairs “Caps.” The provisions of Section 7.2 of the Lease which “cap” the dollar amount of HVAC repairs in any Expense Recovery Period, are hereby amended as follows: (i) such “cap” shall not be applicable to HVAC repairs to the 217 Technology Premises, and (ii) such “cap” shall not be applicable to HVAC repairs to the 195 Technology Premises from and after March 1, 2010. The provisions of Section 7.2 of the Lease which require the Landlord to service, maintain, and repair the HVAC equipment shall not apply to the HVAC unit(s) installed either by Tenant or as part of the Tenant Improvement Work and providing primary HVAC service to the computer server room(s) in either the 195 Technology Premises or the 217 Technology Premises (collectively, the “Server Unit(s)” herein), and Tenant shall be responsible to service, maintain, and repair, at Tenant’s sole cost and expense, the Server Units(s) in each of the 195 Technology Premises and the 217 Technology Premises.

M. Recapture. The provisions of Section 9.1(c) of the Lease limiting Landlord’s “recapture” rights to those sublettings “... of more than seventy-five percent (75%) of the Floor Area of the Premises in the aggregate...,” are hereby amended to apply to any subletting of more than seventy-five percent (75%) of the Floor Area of either the 217 Technology Premises or the 195 Technology Premises, in the aggregate, in either case.

N. Late Payments. The reference to “Two Hundred Fifty Dollars ($250.00)” in Section 14.3(a) of the Lease is hereby amended to “One Hundred Dollars ($100.00).”

O. Waiver of Jury Trial. Section 14.7 of the Lease is hereby deleted in its entirety and substituted therefor shall be the following:

SECTION 14.7. WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.

(a) LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND, TO THE EXTENT ENFORCEABLE UNDER CALIFORNIA LAW, EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY

CLAIM OF INJURY OR DAMAGE. FURTHERMORE, THIS WAIVER AND RELEASE OF ALL RIGHTS TO A JURY TRIAL IS DEEMED TO BE INDEPENDENT OF EACH AND EVERY OTHER PROVISION, COVENANT, AND/OR CONDITION SET FORTH IN THIS LEASE.

(b) IN THE EVENT THAT THE JURY WAIVER PROVISIONS OF SECTION 14.7(a) ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE PROVISIONS OF THIS SECTION 14.7(b) SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638-645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE “REFEREE SECTIONS”), EXCEPTING THOSE CLAIMS OR DISPUTES WHICH ARE REQUIRED OR PERMITTED UNDER SECTION 22.7 OF THE LEASE TO BE SUBMITTED TO ARBITRATION. ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE; PROVIDED HOWEVER, THAT THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL ULTIMATELY BE BORNE IN ACCORDANCE WITH SECTION 14.6 ABOVE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 14.7(b), THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640, AS SAME MAY BE AMENDED OF ANY SUCCESSOR STATUTE(S) THERETO. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS/ENDISPUTE, INC., THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN SECTION 641 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS’ FEES AND COSTS IN ACCORDANCE WITH CALIFORNIA LAW. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THIS LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY

TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION 14.7(b). TO THE EXTENT THAT NO PENDING LAWSUIT HAS BEEN FILED TO OBTAIN THE APPOINTMENT OF A REFEREE, ANY PARTY, AFTER THE ISSUANCE OF THE DECISION OF THE REFEREE, MAY APPLY TO THE COURT OF THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR CONFIRMATION BY THE COURT OF THE DECISION OF THE REFEREE IN THE SAME MANNER AS A PETITION FOR CONFIRMATION OF AN ARBITRATION AWARD PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 1285 ET SEQ. (AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO).

P. Prorations. The third sentence of Article XVI of the Lease is hereby deleted in its entirety, and substituted therefore shall be the following:

“All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable.”

Q. Contingency/Termination Rights. Tenant understands and agrees that the effectiveness of this Amendment is contingent upon either the mutual execution of a lease surrender and termination agreement for the 217 Technology Premises between Landlord and Coast Cities Funding, the current tenant in possession of the 217 Technology Premises, or Landlord otherwise having terminated said lease agreement for the 217 Technology Premises pursuant to lawful process. If the contingency contained in this Section III.Q is not fully satisfied on or before February 23, 2007, then Tenant may terminate this Amendment by giving its irrevocable written notice of termination to Landlord at any time thereafter (but prior to Landlord’s notice of full satisfaction of this contingency). In the event of any such termination of this Amendment, the terms and provisions of this Amendment shall thereupon be terminated and shall not be further binding on either Landlord or Tenant, except for the provisions of Subsection III.I(i) requiring Landlord to return the amount of Seventy Seven Thousand Seven Hundred Eighty-Five Dollars ($77,785.00) added to the Security Deposit hereunder, and except for the following provisions of this Amendment which shall continue to be binding with respect to Tenant’s continued lease of the 195 Technology Premises: Subsection III.I(ii), Subsection III.K(i), Section III.N, Section III.O and Section III.P.

R. Tenant Improvements. Landlord hereby agrees to complete the Tenant Improvements for the 217 Technology Premises in accordance with the provisions of Exhibit X, Work Letter, attached to this Amendment. The provisions of Section 2.2 of the Lease, including without limitation, those provisions governing the preparation and approval of a punch list, shall apply with respect to the 217 Technology Premises (with the “Early Occupancy Date” as set forth in said Section 2.2 to refer to the “Commencement Date for the 217 Technology Premises” for purposes of this Amendment). Further, in connection with the construction of the Tenant Improvements for the 217 Technology Premises pursuant to the Work Letter attached to this Amendment, Landlord shall obtain customary warranties and guaranties from the contractor(s) performing such work and/or the manufacturers of equipment installed therein, but shall be under no obligation to incur additional expense in order to obtain or extend such warranties unless Tenant agrees in writing to bear such additional expense. If Tenant is required to make repairs to any component of the 217 Technology Premises or any of its systems not covered by the Landlord’s warranty obligations contained in the first paragraph of Section 2.4(b) of the Lease (which warranty obligations have been made binding on the 217 Technology Premises by the provisions of Section III.F of this Amendment), then Landlord shall, upon request by Tenant, either (i) use its good faith efforts to pursue its rights under any warranties and guaranties referred to in the prior sentence for the benefit of Tenant or (ii) assign its rights and benefits under such warranties and guaranties to Tenant. Tenant’s acceptance of the 217 Technology Premises shall be subject to the foregoing and to the provisions of this Lease regarding delivery of possession and completion by Landlord of all punch-list items.

S. Replacement of HVAC Units. In addition to the Tenant Improvements, Landlord shall replace twenty-three (23) of the thirty-seven (37) HVAC units serving the 217 Technology Premises (the “Replacement Units”). Landlord shall use its commercially reasonable efforts to cause such replacement of the Replacement Units to be substantially completed prior to the Commencement Date for the 217 Technology Premises. Such replacement of the Replacement Units shall be at Landlord’s sole cost and expense, but, from and after July 1, 2007, the amortized cost of such Replacement Units shall be included in Project Costs payable by Tenant subject to the applicable terms and provisions of Section 4.2(g) of the Lease.

IV. GENERAL.

A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.

C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

F. Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

V.	EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC, a Delaware limited liability company		KELLEY BLUE BOOK CO., INC., a California corporation

By	/s/ E. Valjean Wheeler	By	/s/ Paul C. Johnson
	E. Valjean Wheeler, President Office Properties		Paul C. Johnson President

By	/s/ Christopher J. Popma	By	/s/ John W. Morrison, Jr.
	Christopher J. Popma, Vice President Operations, Office Properties		John W. Morrison, Jr., Chief Financial Officer

217 Technology

Suites 100, 200 & 250

EXHIBIT A

1

EXHIBIT X

WORK LETTER

BUILD TO SUIT

217 TECHNOLOGY PREMISES

The tenant improvement work (the “Tenant Improvements” and the “Tenant Improvement Work”) shall consist of the work, including work in place as of the date hereof, required to complete the improvements to the 217 Technology Premises as shown in the space plan (the “Plan”) prepared by H. Hendy, dated June 21, 2006, as revised by delta revisions A, B, C and D and approved by Tenant on February 2, 2007, and as described in the “Pricing Summary” dated January 29, 2007 summarizing the “Preliminary Pricing #6-R” prepared by DBAC, Inc., dated January 24, 2007 (collectively the “Cost Estimate”). The Tenant Improvement Work shall be performed by a contractor selected by Landlord and in accordance with the requirements and procedures set forth below.

I.	ARCHITECTURAL AND CONSTRUCTION PROCEDURES.

A. Landlord shall cause its contractor to construct the Tenant Improvements in compliance with all laws, permits and code requirements in effect as of the date of the Amendment, including without limitation the Americans with Disabilities Act and all such other similar applicable federal or state laws or regulations. In the event any portion of the 217 Technology Premises, including the Tenant Improvements but excluding any Tenant Alterations, during the Term of the Lease, is found to not be in compliance with any law, permit or code requirement in effect as of the date of this Amendment, including without limitation the Americans with Disabilities Act and all such other similar applicable federal or state laws or regulations, then Landlord shall promptly at its sole cost and expense, and not as a Project Cost, make any modification necessary to the 217 Technology Premises to cause the 217 Technology Premises to be in compliance. The Tenant Improvement Work shall be constructed at Landlord’s sole cost and expense, except that Tenant shall pay that portion of the cost of installing and/or constructing the “Tenant’s Alternates Work” (as hereinafter defined) in excess of the amount of Sixty-Five Thousand Dollars ($65,000.00) (the “Tenant’s Alternates Obligation”). Tenant shall pay seventy percent (70%) of the estimated amount of the Tenant’s Alternates Obligation shown in the Cost Estimate prior to Landlord’s commencement of the Tenant Improvement Work, and shall pay the balance of the Tenant’s Alternates Obligation prior to the Commencement Date for the 217 Technology Premises. In addition, if the actual cost of the Tenant’s Alternate Work is more or less than the estimated cost thereof shown in the Cost Estimate, Tenant shall pay the corresponding amount of the Tenant’s Alternates Obligation prior to the Commencement Date for the 217 Technology Premises or shall be credited in the corresponding amount against Basic Rent next coming due under this Lease, as applicable. As used herein, “Tenant’s Alternates Work” shall mean cost of installing and/or constructing that portion of the Tenant Improvement Work described as Alternates “H,” “I,” “J” and “M” in the Cost Estimate. Further, any additional cost resulting from Changes (as hereinafter defined) requested by Tenant shall be borne solely by Tenant and paid to Landlord as hereinafter provided. Unless otherwise specified in the Plan or Cost Estimate, all materials, specifications and finishes utilized in constructing the Tenant Improvements shall be Landlord’s building standard tenant improvements, materials and specifications for the Project as set forth in Schedule I attached hereto (“Standard Improvements”). Should Landlord submit any additional plans, equipment specification sheets, or other matters to Tenant for approval or completion in connection with the Tenant Improvement Work, Tenant shall respond in writing, as appropriate, within five (5) days unless a shorter period is provided herein. Tenant shall not unreasonably withhold its approval of any matter, and any disapproval shall be limited to items not previously approved by Tenant in the Plan or otherwise.

B. In the event that Tenant requests in writing a revision to the Plan (“Change”), and Landlord so approves such Change as provided in Section I.C below, Landlord shall advise Tenant by written change order as soon as is practical of any increase in the cost to complete the Tenant Improvement Work and/or any Tenant Delay that such Change would cause. Tenant shall approve or disapprove such change order and Tenant Delay, if any, in writing within five (5) days following Tenant’s receipt of such change order. If Tenant approves any such change order, Landlord, at its election, may either (i) require as a condition to the effectiveness of such change order that Tenant pay the increase in the cost to complete attributable to such change order concurrently with delivery of Tenant’s approval of the change order, or (ii) defer Tenant’s payment of such increase until the date ten (10) days after delivery of invoices for same, provided however, that such cost must in any event be paid in full prior to the Commencement Date for the 217 Technology Premises. If Tenant disapproves any such change order, Tenant shall nonetheless be responsible for the reasonable architectural and/or planning fees incurred in preparing such change order. Landlord shall have no obligation to interrupt or modify the Tenant Improvement Work pending Tenant’s approval of a change order, but if Tenant fails to timely approve a change order, Landlord may (but shall not be required to) suspend the applicable Tenant Improvement Work, in which event any related critical path delays because of such suspension shall constitute Tenant Delays hereunder.

C. Landlord may consent in writing, in its sole and absolute discretion, to Tenant’s request for a Change, including any modification of a Standard Improvement in the Plan to a non-standard improvement (“Non-Standard Improvement”), if requested in writing by Tenant. In addition, Landlord agrees that it shall not unreasonably withhold its consent to Tenant’s requested Changes to previously approved Non-Standard Improvements, unless Landlord determines, in its sole and absolute discretion, that such requested Change to the Non-Standard Improvements (i) is of a lesser quality than the Non-Standard Improvements previously approved by Landlord, (ii) fails to conform to applicable governmental requirements, (iii) would result in the 217 Technology Premises requiring building services beyond the level normally

1

provided to other tenants, (iv) would delay construction of the Tenant Improvements beyond fifteen (15) weeks from and after the date of this Amendment (the “Estimated Completion Date”) and Tenant declines to accept such delay in writing as a Tenant Delay, (v) interferes in any manner with the proper functioning of, or Landlord’s access to, any mechanical, electrical, plumbing or HVAC systems, facilities or equipment in or serving the 217 Technology Premises, or (vi) would have an adverse aesthetic impact to the 217 Technology Premises or cause additional expenses to Landlord in reletting the 217 Technology Premises. Unless Landlord otherwise agrees in writing, in its sole and absolute discretion: (a) the cost to complete any Non-Standard Improvements shall be borne by Tenant, and (b) all Standard Improvements and Non-standard Improvements shall become the property of Landlord and shall be surrendered with the 217 Technology Premises at the end of the Term; except that Landlord may, by notice to Tenant given at the time of Landlord’s approval thereof, require Tenant either to remove all or any of the Non-Standard Improvements, to repair any damage to the 217 Technology Premises or the Common Area arising from such removal, and to replace such Non-Standard Improvements with the applicable Standard Improvement, or to reimburse Landlord for the reasonable cost of such removal, repair and replacement upon demand. Any such removals, repairs and replacements by Tenant shall be completed by the Expiration Date or sooner termination of this Lease.

D. Notwithstanding any provision in the Lease to the contrary, and not by way of limitation of any other rights or remedies of Landlord, if Tenant fails to comply with any of the time periods specified in this Work Letter, fails otherwise to approve or reasonably disapprove any submittal within the time period specified herein for such response (or if no time period is so specified, within five (5) days following Tenant’s receipt thereof), requests any Changes, furnishes inaccurate or erroneous specifications or other information, or otherwise delays in any manner the completion of the Tenant Improvements (including without limitation by specifying materials that are not readily available) or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as a “Tenant Delay”), then Tenant shall bear any resulting additional construction cost or other expenses, and the Commencement Date for the 217 Technology Premises shall be deemed to have occurred for all purposes, including without limitation Tenant’s obligation to pay rent, as of the date Landlord reasonably determines that it would have been able to deliver the 217 Technology Premises to Tenant but for the collective Tenant Delays. Should Landlord determine that the Commencement Date for the 217 Technology Premises should be advanced in accordance with the foregoing, it shall so notify Tenant in writing. Landlord’s determination shall be conclusive unless Tenant notifies Landlord in writing, within five (5) days thereafter, of Tenant’s election to contest same by arbitration pursuant to the provisions of Section 22.7 of the Lease. Pending the outcome of such arbitration proceedings, Tenant shall make timely payment of all rent due under this Lease based upon the Commencement Date for the 217 Technology Premises set forth in the aforesaid notice from Landlord.

E. Landlord shall permit Tenant and its agents to enter the 217 Technology Premises prior to the Commencement Date for the 217 Technology Premises in order that Tenant may install fixtures, furniture and cabling before the Commencement Date for the 217 Technology Premises. Any such work shall be subject to Landlord’s prior written approval, and shall be performed in a manner and upon terms and conditions and at times reasonably satisfactory to Landlord’s representative. The foregoing license to enter the 217 Technology Premises prior to the Commencement Date for the 217 Technology Premises is, however, conditioned upon Tenant’s contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord as determined by Landlord in Landlord’s sole and absolute discretion. If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord as defined by Landlord in Landlord’s sole and absolute discretion, this license may be withdrawn by Landlord upon twenty-four (24) hours written notice to Tenant. That license is further conditioned upon the compliance by Tenant’s contractors with all requirements imposed by Landlord on third party contractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers’ compensation and public liability and property damage insurance in amounts and with companies and on forms reasonably satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant’s risk. In no event shall the failure of Tenant’s contractors to complete any work in the 217 Technology Premises extend the Commencement Date for the 217 Technology Premises beyond the date that Landlord has completed its Tenant Improvement Work and tendered the 217 Technology Premises to Tenant.

F. Tenant hereby designates John Morrison (“Tenant’s Construction Representative”), Telephone No. (949) 494-4092, as its representative, agent and attorney-in-fact for all matters related to the Tenant Improvement Work, including but not by way of limitation, for purposes of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. The foregoing authorization is intended to provide assurance to Landlord that it may rely upon the directives and decision making of the Tenant’s Construction Representative with respect to the Tenant Improvement Work and is not intended to limit or reduce Landlord’s right to reasonably rely upon any decisions or directives given by other officers or representatives of Tenant. Tenant may amend the designation of its Tenant’s Construction Representative(s) at any time upon delivery of written notice to Landlord.

II.	DISPUTE RESOLUTION

All claims or disputes between Landlord and Tenant arising out of, or relating to, this Work Letter shall be decided by the JAMS/ENDISPUTE (“JAMS”), or its successor, in accordance with the provisions of Section 22.7 of the Lease.

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Tenant Improvement / Interior Construction Outline Specifications

(By Tenant/Tenant Allowance)

TENANT STANDARD GENERAL OFFICE:	CARPET

Direct glue, from one of the following options:
	Designweave—Z6354 Tempest Esq.:	Designweave—Z6356 Techno:
	a) 553 Steel Wool b) 773 Melba Toast c) 575 Silver Smoke d) 535 Dolphin e) 454 Denim	a) 336 Lido b) 252 Topaz c) 518 Night Sky d) 997 Silver Plum e) 496 Galactic

VINYL COMPOSITION TILE (VCT)

12 x12 VCT Armstrong Standard Excelon, from the following options:
	a) 51803 Pearl White	c) 51908 Pewter
	b) 51899 Cool White	d) 51899 Cool White

PAINT / WALLS

5/8” gypsum drywall on 2-1/2” x 25 ga. metal studs, floor to ceiling construction, no walls shall penetrate the grid unless required by code. All walls shall be straight, and parallel to building perimeter walls. All offices and rooms shall be constructed of a standard size and tangent to a building shell or core wall. Paint finish, one standard color to be Benjamin Moore AC-40, Glacier White, flat finish.

BASE

2-1/2”Burke rubber base color: Pearl 137P, straight at cut pile carpet, coved at resilient flooring and loop carpet.

RUBBER TRANSITION STRIP

Transition strip between carpet and resilient flooring to be Burke #150, color: to match adjacent V.C.T.

PLASTIC LAMINATE

Plastic laminate color at millwork to be Nevamar “Smoky White”, Textured #S-7-27T.

CEILING

2x4 USG Radar Illusions #2842 grid and scored tile on 9/16” T-bar grid. Continuous grid throughout.

PERIMETER WALLS

Furring, 25 ga. metal studs with 5/8” gypsum drywall, with batt insulation.

LIGHTING

2X4 fluorescent, 3-lamp energy saving ballast, 18-cell parabolic lens fixture.

DOORS

1-3/4” solid core, 3”-0” x 8’-10”, plain sliced white oak, Western Integrated clear anodized aluminum frames, Schlage “D” series “Sparla” latchset hardware, dull chrome finish.

OFFICE SIDELITES

All Interior offices to have sidelite glazing adjacent to office entry door. 2’ wide x door height, Western integrated clear anodized aluminum frame integral to door frame with clear tempered glass.

Revised 4/22/03	Page 1 of 16	THE IRVINE COMPANY

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE DEVELOPER

Schedule I

1

Tenant Improvement/Interior Construction Outline Specifications

(Continued)

TENANT STANDARD GENERAL OFFICE (CONTINUED):	WINDOW COVERINGS Vertical blinds: Mariak Industries PVC blinds at building perimeter windows, Model M-3000, Color: Light Grey.

TENANT STANDARD MECHANICAL:	HVAC Interior and Exterior zone VAV boxes shall be connected to the main supply air loop. Exterior zone VAV boxes shall be provided with single-row hot water reheat coil.

Air distribution downstream of VAV boxes shall be provided complete with ductwork, 2’x2’ perforated face ceiling diffusers, 2’x2’ perforated return air grilles and air balance.

Pneumatic thermostats with blank white cover shall be provided for each zone. Thermostats shall be located adjacent to light switch at 48” above finished floor.

Exterior corner spaces with more than one exposure shall be provided with a separate zone.

Conference Room (or Training Room) 20’x13’ or larger shall be provided with a separate zone.

Exterior zone shall be limited to a single exposure and a maximum of 750 to 1000 square feet.

Interior zone shall be limited to a maximum of 2000 square feet.

FIRE PROTECTION Pendant satin chrome plated, recessed heads, adjustable canopies, minimum K factor to be 5.62, located at center of scored ceiling tile. Ceiling drops from shell supply loop.

TENANT STANDARD ELECTRICAL:	ELECTRICAL SYSTEM 277/480 volt, three phase, four wire metered distribution section added to main service at Main Electrical Room.

Electrical tenant distribution capacity suitable for 22 watts per s.f. to accommodate HVAC, lighting, data processing, computer loads and convenience outlets.

Tenant Electrical Room, located within the lease space, to include 270/480 volt and 120/208 volt panels, transformer, lighting control panel, as required.

LIGHTING

Double switch per Title 24, paired in double gang box, Leviton “Decora” white plastic coverplate, 42” AFF to switch centerline. Provide occupancy sensors as required by code. 2x4 fluorescent light fixtures, 3-lamp energy saving ballast, 18-cell parabolic lens fixture based upon one (1) fixture per 80 square feet.

Exit signs: Internally illuminated, white sign face with green text.

Revised 4/22/03	Page 2 of 16	THE IRVINE COMPANY

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE DEVELOPER

Schedule I

2

Tenant Improvement/Interior Construction Outline Specifications

(Continued)

TENANT STANDARD ELECTRICAL (CONTINUED):

OUTLETS

Power: 15-amp 125-volt specification grade duplex receptacle mounted vertically, 18” AFF to centerline, white plastic coverplate. Feeds to systems furniture by Tenant to be via walls, furred columns or ceiling J-box. Power poles and furniture by Tenant. Ratio of one (1) feed per eight (8) workstations. Assumes four (4) circuits, eight (8) wire configuration of systems furniture.

Telephone/Data: Single gang box with mud ring and pull string, mounted vertically, 18” AFF to centerline, Cover plate by telephone and/or cabling company. Teflon cable by tenant.

One (1) empty 2” conduit to be routed from Tenant’s Server Room, 4x8 backboard to building main telephone backboard.

TENANT STANDARD WAREHOUSE/SHIPPING AND RECEIVING:	FLOORS Sealed concrete.
WALLS 5/8” gypsum wallboard standard partition. Paint to match Benjamin Moore AC-40 Glacier White; rated partition at occupancy separation as required by code.

CEILING Exposed structure, non-painted.

WINDOWS None

ACCESS 7’-6” H x 7’-6” W glazed service doors. Glazing is bronze reflective glass.

HVAC None

PLUMBING Single accommodation restroom, if required.

Sheet vinyl flooring to be Armstrong Classic Corlon “Seagate” #86526 Oyster, with Smooth White FRP panel wainscot to 48” high. Painted walls and ceiling to be Benjamin Moore AC-40 Glacier White, semi-gloss finish.

LIGHTING Chain hung florescent strip fixtures.

OTHER ELECTRICAL Convenience outlets; surface mounted at exposed concrete walls.

SECURITY Lockable doors.

Revised 4/22/03	Page 3 of 16	THE IRVINE COMPANY

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE DEVELOPER

Schedule I

3

Freeway Technology Park

Phase I

EXHIBIT Y

1